Exhibit 4.15

FIRST AMENDMENT AND ALLONGE TO SENIOR SECURED NOTE

This FIRST AMENDMENT AND ALLONGE (this “First Amendment”) to Senior Secured Note, dated February 28, 2014, made by ONSTREAM MEDIA CORPORATION (the “Company”), INFINITE CONFERENCING, INC. (“ICI”), ENTERTAINMENT DIGITAL NETWORK, INC. (“EDNI”), AV ACQUISITION, INC. (“AAI”), ONSTREAM CONFERENCING CORPORATION (“OCC”), MEDIA ON DEMAND, INC. (“MOD”), HOTEL VIEW CORPORATION (“HVC”), OSM ACQUISITION INC. (“OSM”) and AUCTION VIDEO JAPAN, INC. (“AVJI”) (the Company, ICI, EDNI, AAI, OCC, MOD, HVC, OSM and AVJI shall be referred to collectively as the “Borrowers”) in favor of SIGMA OPPORTUNITY FUND II, LLC (the “Holder”) in the aggregate principal amount of $500,000 (the “Note”) is made and accepted by Borrowers as of this 15th day of September, 2014.

Pursuant to a certain Agreement, dated September 15, 2014, the Borrowers and Holder have agreed to amend the Note as herein provided.  Accordingly, the Note is hereby amended as follows:

1.

The definition of “Maturity Date” in Section 3.1 of the Note is hereby amended by changing “October 31, 2014” to “December 31, 2014.”

2.

The parties agree to substitute the form of Amortization Schedule attached as Exhibit A to this First Amendment for the Amortization Schedule attached to the Note and the Note shall be amended accordingly.

Except as specifically amended hereby, the Note shall remain in full force and effect as issued.  An executed original of this First Amendment and Allonge shall be attached to the original Note and shall constitute collectively one and a singular instrument, and one shall not be negotiated, transferred or conveyed without the other.  All references to the Note in any of the Transaction Documents (as defined in the Note) shall be deemed to refer to the Note, as amended by this First Amendment, and as the same may be further amended, supplemented or modified in accordance with its terms by the parties from time to time.  This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.  This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrowers have executed this First Amendment and Allonge as of the date first written above.

ONSTREAM MEDIA CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

INFINITE CONFERENCING, INC.

 By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

ENTERTAINMENT DIGITAL NETWORK, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

AV ACQUISITION, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

ONSTREAM CONFERENCING CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

MEDIA ON DEMAND

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

HOTEL VIEW CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

OSM ACQUISITION INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

AUCTION VIDEO JAPAN, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

            Title: President

Accepted and Agreed to this

15th day of September, 2014

SIGMA OPPORTUNITY FUND II, LLC

By: Sigma Capital Advisors, LLC, its
managing member

By: /s/ Thom Waye

Thom Waye, Manager

EXHIBIT A

AMORTIZATION SCHEDULE